Exhibit 99.1

FOR IMMEDIATE RELEASE	OCTOBER 5, 2006

MAIR HOLDINGS, INC. FILES FOR DECLARATORY JUDGMENT ON DIVIDENDS, FEES

Minneapolis/St. Paul — (October 5, 2006) — MAIR Holdings, Inc. (NASDAQ: MAIR) today filed a complaint  with the U.S. Bankruptcy Court in Minnesota for a declaratory judgment that the dividends and fees paid by Mesaba Aviation to MAIR were wholly proper and appropriate under law.

“The dividends and fees Mesaba paid to MAIR are legitimate, appropriate and legal,” said Paul Foley, MAIR president and chief executive officer.  “The public speculation that these dividends and payments were improper is unsupported by the facts, by the law and is damaging to MAIR .  We are asking the Court to rule on this matter and put it to rest once and for all.”

The complaint recites facts demonstrating that every payment and dividend MAIR received from Mesaba was appropriate under applicable law, occurred in the ordinary course of Mesaba’s business, that Mesaba was solvent at the time it made each payment and dividend, and that Mesaba remained solvent and able to pay its obligations after each payment or dividend to MAIR.  Seventy-five percent of the dividends in question were paid almost four years ago in 2002.

Accordingly, the complaint seeks a declaratory judgment confirming that the transactions between MAIR and Mesaba were appropriate and that the transactions cannot be challenged. The company believes that a positive ruling from the Court in this matter will end public speculation about the transactions between MAIR and Mesaba.

ABOUT THE COMPANY

MAIR’s primary business units are its regional airline subsidiary, Mesaba Aviation, Inc., d/b/a Mesaba Airlines, and its regional airline subsidiary, Big Sky Transportation Co., d/b/a Big Sky Airlines.  MAIR is traded under the symbol MAIR on the NASDAQ National Market.  More information about MAIR is available on the Internet at www.mairholdings.com.

Mesaba operates as a Northwest Jet Airlink and Airlink partner under an airline service agreement with Northwest Airlines.  Mesaba serves 99 cities in the United States and Canada from Northwest’s and Mesaba’s three major hubs: Detroit, Minneapolis/St. Paul and Memphis.  Mesaba operates an advanced fleet of regional jet and jet-prop aircraft, consisting of the 69 passenger Avro RJ85 and the 30-34 passenger Saab SF340.  Mesaba filed for Chapter 11 bankruptcy protection on October 13, 2005 and continues to operate as a debtor-in-possession.  Mesaba maintains a web site at www.mesaba.com.

Big Sky currently serves 22 communities in Montana, Colorado, Idaho, Oregon, Washington and Wyoming with a fleet of 19 passenger Beechcraft 1900D aircraft.  Big Sky is based in Billings, Montana and has codeshare agreements with Northwest Airlines, Alaska Airlines, Horizon Air and America West Airlines which allows customers the convenience of traveling with one ticket, through baggage checking and economical through fares, to destinations throughout the world.  Big Sky is a provider of air service under the Essential Air Service program administered by the Department of Transportation.  Big Sky maintains a web site at www.bigskyair.com.

FORWARD-LOOKING STATEMENTS

This news release contains forward-looking statements that are based on the best information currently available to management.  These forward-looking statements are intended to be subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  There can be no assurance that actual developments will be those anticipated by MAIR.  Actual results could differ materially from those projected because of a number of factors, some of which MAIR cannot predict or control.  For a discussion of some of these factors, please see the ‘Cautionary Note Regarding Forward-Looking Statements’ and ‘Risk Factors’ in the company’s quarterly report on form 10-Q for the fiscal quarter ended June 30, 2006.

Note to Editors: A copy of the complaint is available on request and has been posted on the Company’s web site at www.mairholdings.com.

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Media Contact:                           Jon Austin - 612-573-3157
Investor Contact:                Bob Weil - 612-333-0021